Exhibit 99.1

Press Release
Contact: Dale Wilhelm Vice President & CFO 713-278-6014

NYSE Symbol:  THE

TODCO ANNOUNCES FIRST QUARTER 2006 RESULTS

Houston, Texas, May 4, 2006—TODCO (the “Company”) (NYSE-THE) today reported net income for the three months ended March 31, 2006, of $29.3 million, or $0.47 per diluted share, on revenues of $183.6 million compared to $8.1 million, or $0.13 per share, on revenues of $111.9 million for the same quarter of 2005.  The first quarter of 2006 included $17.3 million of rig reactivation expense.  For the three months ended March 31, 2006, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $67.8 million compared to $36.2 million for the same quarter of 2005.

The improvement in first quarter 2006 results over the same quarter last year was principally caused by improved utilizations and dayrates which will be discussed during TODCO’s publicly accessible first quarter conference call.  The conference call will be at 8:00 a.m. (CDT), Thursday, May 4, 2006.  The conference call can be heard live on the Company’s web site at www.theoffshoredrillingcompany.com or by dialing (800) 374-0113 or (706) 634-5608.  A replay of the conference call will be available for approximately 30 days after the call on the Company’s web site or by dialing (800) 642-1687 or (706) 645-9291, reference code 7789716#.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.   For more information about TODCO, please go to the company’s web site at www.theoffshoredrillingcompany.com.

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2000 W. Sam Houston Pkwy, S. • Suite 800 • Houston, Texas 77042 • 713-278-6000 • 713-278-6101 fax

TODCO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31, 2006	December 31, 2005

	(Unaudited)
ASSETS
Cash and cash equivalents	$200.4	$163.0
Accounts receivable
Trade	119.5	107.4
Related party	9.9	9.9
Other	18.9	9.8
Supplies	4.6	4.9
Deferred income taxes	8.4	8.4
Other current assets	4.6	4.3

Total current assets	366.3	307.7

Property and equipment	923.1	919.7
Less accumulated depreciation	458.6	436.7

Property and equipment, net	464.5	483.0

Other assets	30.0	34.3

Total assets	$860.8	$825.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$52.4	$42.4
Accrued income taxes	12.2	10.9
Accrued income taxes – related party	66.2	44.9
Debt due within one year	1.0	0.4
Debt due within one year – related party	—	2.9
Interest payable – related party	—	0.1
Other current liabilities	46.1	63.0

Total current liabilities	177.9	164.6

Long-term debt	16.6	16.6
Deferred income taxes	137.3	144.8
Other long-term liabilities	2.5	3.5

Total long-term liabilities	156.4	164.9

Commitments and contingencies
Preferred Stock, $0.01 par value, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, Class A, $0.01 par value, 500,000,000 shares authorized, 61,663,462 shares and 61,521,990 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	0.6	0.6
Common stock, Class B, $0.01 par value, 260,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	6,525.9	6,527.2
Retained deficit	(6,000.0)	(6,029.3)
Unearned compensation	—	(3.0)

Total stockholders’ equity	526.5	495.5

Total liabilities and stockholders’ equity	$860.8	$825.0

TODCO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,

	2006	2005

Operating revenues	$183.6	$111.9
Costs and expenses
Operating and maintenance	107.3	68.9
Depreciation	22.3	24.0
General and administrative	9.7	8.4
Gain on disposal of assets, net	(0.9)	(1.1)

	138.4	100.2

Operating income	45.2	11.7
Other income (expense), net
Interest income	2.1	0.5
Interest expense	(0.7)	(1.0)
Interest expense – related party	—	(0.1)
Other, net	0.2	0.5

	1.6	(0.1)

Income before income taxes and cumulative effect of change in accounting principle	46.8	11.6
Income tax expense	17.6	3.5

Income before cumulative effect of change in accounting principle	29.2	8.1
Cumulative effect of change in accounting principle, net of tax	0.1	—

Net income	$29.3	$8.1

Net income per common share
Basic:
Income before cumulative effect of change in accounting principle	$0.48	$0.13
Cumulative effect of change in accounting principle	—	—

Net income per common share	$0.48	$0.13

Diluted:
Income before cumulative effect of change in accounting principle	$0.47	$0.13
Cumulative effect of change in accounting principle	—	—

Net income per common share	$0.47	$0.13

Weighted average common shares outstanding:
Basic	61.4	60.0
Diluted	62.0	60.9

TODCO AND SUBSIDIARIES
SELECTED SEGMENT AND OPERATING DATA
(In millions, except daily amounts)
(Unaudited)

	Three Months Ended

	March 31, 2006	December 31, 2005	March 31, 2005

U.S. Gulf of Mexico Segment
Operating days	944	983	1,159
Available days	1,890	1,947	2,070
Utilization	50%	51%	56%
Average rig revenue per day	$78,700	$60,800	$44,600
Operating revenues	$74.3	$59.8	$51.7
Operating and maintenance expenses	44.0	33.4	25.7
Depreciation	10.7	12.4	12.7
Gain on disposal of assets, net	—	(16.0)	—

Operating income	$19.6	$30.0	$13.3

U.S. Inland Barge Segment
Operating days	1,454	1,373	1,202
Available days	2,430	2,484	2,624
Utilization	60%	55%	46%
Average rig revenue per day	$33,700	$30,800	$25,000
Operating revenues	$49.0	$42.3	$30.0
Operating and maintenance expenses	25.2	25.8	22.3
Depreciation	5.5	6.0	5.7
Gain on disposal of assets, net	(0.8)	(0.9)	(0.8)

Operating income	$19.1	$11.4	$2.8

Other International Segment
Operating days	970	922	709
Available days	1,440	1,457	1,260
Utilization	67%	63%	56%
Average rig revenue per day	$45,700	$37,100	$28,400
Operating revenues	$44.3	$34.2	$20.1
Operating and maintenance expenses	31.7	24.6	15.5
Depreciation	5.1	4.4	4.4
Loss on disposal of assets, net	—	0.1	0.3

Operating income (loss)	$7.5	$5.1	$(0.1)

Delta Towing
Operating revenues	$16.0	$14.1	$10.1
Operating and maintenance expenses	6.4	6.2	5.4
Depreciation	1.0	1.2	1.2
General and administrative expenses	1.3	1.1	1.2
Gain on disposal of assets, net	(0.1)	—	(0.6)

Operating income	$7.4	$5.6	$2.9

Total Company
Rig operating days	3,368	3,278	3,070
Rig available days	5,760	5,888	5,954
Rig utilization	58%	56%	52%
Operating revenues	$183.6	$150.4	$111.9
Operating and maintenance expenses	107.3	90.0	68.9
Depreciation	22.3	24.0	24.0
General and administrative expenses	9.7	9.5	8.4
Gain on disposal of assets, net	(0.9)	(16.8)	(1.1)

Operating income	$45.2	$43.7	$11.7

TODCO and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
(In millions)
(Unaudited)

	For the Three Months Ended

	March 31, 2006	December 31, 2005	March 31, 2005

Net income to EBITDA
Net income	$29.3	$21.2	$8.1
Adjustments:
Depreciation	22.3	24.0	24.0
Income tax expense	17.6	23.0	3.5
Interest income	(2.1)	(1.3)	(0.5)
Interest expense	0.7	0.9	1.0
Interest expense – related party	—	—	0.1

EBITDA	$67.8	$67.8	$36.2